EXHIBIT 21





                           Subsidiaries of Registrant


Registrant                 Subsidiary                State of Incorporation
========================== ========================  =======================
Hemlock Federal Financial  Hemlock Federal Bank for  United States
Corporation                Savings
========================== ========================  =======================